                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEOTHERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:
                  --------------------------------------------------------------

                                   May 5, 2000


Dear Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of NeoTherapeutics, Inc. (the "Company") to be held on Monday, June 12, 2000, at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618, beginning at 3:30 p.m., local time.

      The business to be conducted at the Annual Meeting includes the following:
(1) election of three Class I directors to serve three-year terms; (2) election of three Class III directors to serve the remaining two years of a three-year term; (3) approval of the issuance of common stock and warrants pursuant to a financing transaction completed on February 25, 2000; (4) approval of the issuance of common stock pursuant to conversion rights under a convertible debenture and warrant financing transaction completed on April 6, 2000; (5) approval of an increase in the total number of shares issuable under the 1997 Stock Incentive Plan by 750,000; and (6) ratification of the selection of independent public accountants, as well as consideration of any other matters which may properly come before the Annual Meeting and any adjournment thereof. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

       It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

       I look forward to seeing you at the Annual Meeting.

                                    Very truly yours,


                                    Alvin J. Glasky, Ph.D.
                                    President, Chief Executive Officer and
                                    Chairman of the Board


                 157 Technology Drive, Irvine, California 92618
                      Tel (949) 788-6700 Fax (949) 788-6706

                              NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2000

                            ------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NeoTherapeutics, Inc. (the "Company") will be held at the principal business office of the Company, 157 Technology Drive, Irvine, California 92618, on Monday, June 12, 2000 at 3:30 p.m., local time, for the following purposes:

      (1) To elect three Class I directors to serve three-year terms expiring at the Annual Meeting of Stockholders to be held in 2003, or until their successors have been duly elected and qualified;

      (2) To elect three Class III directors to serve for the remaining two years of a three-year term that expires at the Annual Meeting of Stockholders to be held in 2002, or until their successors have been duly elected and qualified;

      (3) To approve the issuance of common stock and warrants pursuant to a financing transaction completed on February 25, 2000;

      (4) To approve the issuance of common stock pursuant to conversion rights under a convertible debenture and warrant financing transaction completed on April 6, 2000;

      (5) To approve an increase in the number of shares of common stock issuable under the 1997 Stock Incentive Plan by 750,000;

      (6) To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

      (7) To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

      Stockholders of record at the close of business on April 21, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the principal business office of the Company, 157 Technology Drive, Irvine, California, for a period of ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors



                                          Samuel Gulko
                                          Secretary
Irvine, California
May 5, 2000

                             YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 12, 2000

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of NeoTherapeutics, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Monday, June 12, 2000, at 3:30 p.m., local time. The Annual Meeting will be held at 157 Technology Drive, Irvine, California 92618, the principal business office of the Company. This Proxy Statement and the accompanying proxy are first being mailed on or about May 5, 2000.

REVOCABILITY OF PROXIES

      An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any such notice or subsequent proxy must be delivered to the Secretary of the Company at 157 Technology Drive, Irvine, California 92618, the principal executive office of the Company. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the stockholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

VOTING AND SOLICITATION

      On April 21, 2000, the record date with respect to this solicitation, 9,535,653 shares of the Company's common stock ("Common Stock") were outstanding. No other securities are entitled to vote at the Annual Meeting. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

      QUORUM. The holders of a majority of the outstanding shares of the Company's Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes are counted by the Company for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

      VOTE REQUIRED. The director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote, up to the number of directors to be elected in each Class at the Annual Meeting (three Class I directors and three Class III directors), shall be elected as directors. Accordingly, abstentions and broker non-votes will have no effect in determining which directors receive the highest number of votes. Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants, and approval of any other matter that properly comes before the Annual Meeting, must be accomplished by the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting. The vote required for approval and the effect of proxies marked "abstain" and broker non-votes on Proposals 2, 3 and 4 are discussed under each respective Proposal.

      The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the Class I and Class III director nominees and FOR each of the other proposals. As to any other business that may properly come before the Annual Meeting, they will vote in accordance with their best judgment. The Company presently does not know of any other such business.

      SOLICITATION. Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited principally by mail. If desirable, to ensure a quorum at the Annual Meeting, officers, directors, agents and employees of the Company may contact stockholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock. However, officers, directors and employees will not receive additional compensation for these services. The Company has engaged Georgeson & Company Inc. ("Georgeson") to solicit proxies and distribute materials to banks, brokerage houses and other custodians and nominees. The Company will pay Georgeson a fee of approximately $7,500.00 plus expenses for these services.

                                PROPOSALS 1 AND 2

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of eleven directors, divided into two classes. Prior to the Annual Meeting, the Board of Directors amended the Company's bylaws to divide the Board of Directors into three Classes instead of two Classes. As a result, after the Annual Meeting, the Board of Directors will consist of nine directors, divided into three classes. Each Class is elected in successive years and serves a term of three years. In order to fill the vacancies created by adding the third Class of Directors and to keep the number of Directors serving in each Class as nearly equal in number as possible in accordance with Delaware law, the Board of Directors appointed three of the Directors from Class II to fill the vacancies in Class III.

      The term of the Class I directors expires at this Annual Meeting. The Board of Directors has nominated three of the Company's Class I directors for election to the Board of Directors. In addition to the three Class I Directors who therefore are up for election, the Board of Directors also is asking the stockholders to elect the three directors who were appointed by the Board of Directors to fill the vacancies in Class III. The three directors who were appointed to fill the vacancies in Class III will serve the remaining two years of the three-year term that expires at the Annual Meeting of Stockholders to be held in 2002.

       The Class I directors whose term expires at the Annual Meeting of Stockholders in 2003 and who are being nominated for election are Samuel Gulko, Eric L. Nelson, Ph.D., and Paul H. Silverman, Ph.D., D.Sc. The
Class III directors, whose terms expire at the Annual Meeting of Stockholders in 2002 are Alvin J. Glasky, Ph.D., Ann C. Kessler, Ph.D. and Armin M. Kessler. Each director elected will serve the term for which he or she was nominated and until the election and qualification of his or her successor or until his or her earlier resignation or removal.

      Unless otherwise specified, the enclosed proxy will be voted in favor of the Class I and Class III director nominees and directors named below. If any nominee or director should become unavailable to serve as a Director, the persons named in the enclosed proxy will be authorized to vote for such other person or persons as the Board of Directors may designate. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

      The following table provides information regarding the nominees and the other continuing members of the Board of Directors, their ages, the year in which each first became a director of the Company, their principal occupations or employment during the past five years and any family relationship with any other director or executive officer of the Company:

                    CLASS I NOMINEES - TERM EXPIRING IN 2003
                                  (PROPOSAL 1)

                                                            BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                                               FIVE YEARS AND OTHER DIRECTORSHIPS
------------                                               ----------------------------------
Samuel Gulko (68)                       Samuel Gulko has served as the Chief Financial Officer of NeoTherapeutics since October 1996 and as Secretary, Treasurer and a director since June,
                                        1998. From 1968 until March 1987, Mr. Gulko served as a partner in the audit practice of Ernst & Young, LLP, Certified Public Accountants. From
                                        April 1987 to July 1996, Mr. Gulko was self-employed as a Certified Public
                                        Accountant and business consultant, as well as the part-time Chief
                                        Financial Officer of several private companies. Mr. Gulko obtained his B.S.
                                        degree in Accounting from the University of Southern California in 1958.

Eric L. Nelson, Ph.D. (75)              Eric L. Nelson, Ph.D., has been a director of NeoTherapeutics since June
                                        1998 and a member of our Scientific Advisory Board since 1987. Dr. Nelson has been self-employed as a pharmaceutical research consultant since 1986.
                                        He was a founder, and served as Chairman from 1972 until 1986, of Nelson
                                        Research and Development Corporation, a publicly held corporation engaged in research and development of drug receptor technology applied to the development of pharmaceutical products and novel drug delivery systems.
                                        Prior to 1972, Dr. Nelson spent eleven years at Allergan Pharmaceuticals,
                                        Inc., a developer of eye care products, where as Vice President of Research he was responsible for establishing Allergan's entire research organization. Dr. Nelson received his doctorate degree in Microbiology from
                                        UCLA in 1951 and has authored numerous publications. He is the inventor on various patents in the areas of microbiology, immunology, molecular biology and pharmacology.

Paul H. Silverman, Ph.D., D.Sc. (75)    Paul H. Silverman, Ph.D., D.Sc., has been a director of NeoTherapeutics and member of our Scientific Advisory Board since September 1996. Dr. Silverman has served as a Director for the Western Center of the American Academy of
                                        Arts and Sciences, located on the University of California, Irvine campus since March 1997. Since March 1993, Dr. Silverman has also been an Adjunct
                                        Professor in the Department of Medicine at the University of California,
                                        Irvine. From January 1994 until July 1996, Dr. Silverman served as an
                                        Associate Chancellor for the Center for Health Sciences at the University
                                        of California, Irvine. From August 1992 until January 1994, Dr. Silverman served as the

                            Director of Corporate and Government Affairs at the Beckman Laser Institute
                            and Medical Clinic in Irvine, California. From November 1990 until December
                            1993, Dr. Silverman served as Director of Scientific Affairs at Beckman
                            Instruments, Inc. Prior to 1990, Dr. Silverman served as the Director of the Systemwide Biotechnology Research and Education Program for the
                            University of California; the Director of the Donner Laboratory and an
                            Associate Director of the Lawrence Berkeley Laboratory at the University of
                            California, Berkeley; as the President of the University of Maine at Orono;
                            as the President of The Research Foundation of the State University of New
                            York, and as the head of the Department of Immunoparasitology at Glaxo,
                            Ltd. Dr. Silverman received his Ph.D. in Parasitology and Epidemiology and his Doctor of Science degree from the University of Liverpool, England.

              CLASS III DIRECTORS/NOMINEES - TERM EXPIRING IN 2002
                                  (PROPOSAL 2)

                                                           BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                                              FIVE YEARS AND OTHER DIRECTORSHIPS
------------                                              ----------------------------------
Alvin J. Glasky, Ph.D. (66)             Alvin J. Glasky, Ph.D., has been Chief Executive Officer, President,
                                        Chief Scientific Officer and a director of Advanced ImmunoTherapeutics,
                                        Inc. ("AIT") since its inception in June 1987, and has served as the
                                        Chairman of the Board, Chief Executive Officer, President, Chief
                                        Scientific Officer and a director of the Company since July 1989, when
                                        AIT became a wholly-owned subsidiary of NeoTherapeutics.  From March 1986 to January 1987, Dr. Glasky was Executive Director of the American Social
                                        Health Association, a non-profit organization.  From 1968 until March
                                        1986, Dr. Glasky was the President and Chairman of the Board of Newport
                                        Pharmaceuticals International, Inc., a publicly-held pharmaceutical company that developed, manufactured and marketed prescription medicines.  From 1966 to 1968, Dr. Glasky served as Director of Research for ICN Pharmaceutical, Inc. and as Director of the ICN-Nucleic Acid
                                        Research Institute in Irvine, California.  During that period, he was also an assistant professor in the Pharmacology Department of the Chicago
                                        Medical School.  Dr. Glasky currently is a Regent's Professor at the
                                        University of California, Irvine.  Dr. Glasky received a B.S. degree in
                                        Pharmacy from the University of Illinois College of Pharmacy in 1954 and
                                        a Ph.D. degree in Biochemistry from the University of Illinois Graduate
                                        School in 1958.  Dr. Glasky was also a Post-Doctoral Fellow, National
                                        Science Foundation, in Sweden.

Ann C. Kessler, Ph.D. (56)              Ann C. Kessler, Ph.D., has been a director of NeoTherapeutics since
                                        November 12, 1999. From January 1969 until she retired in June 1995, Dr.
                                        Ann Kessler held a number of management positions with Hoffmann-La Roche in
                                        Basel, Switzerland and Nutley, New Jersey. Most recently, Dr. Ann Kessler was Director of International Project Management and was responsible for global project development decisions. Dr. Ann Kessler's previous appointments included Director of the Division of Exploratory Research and
                                        Director of the Departments of Pharmacology, Chemotherapy, and Biochemical
                                        Nutrition. Dr. Ann Kessler has

                                        authored over 100 publications dealing with obesity, lipid metabolism and appetite regulation, and has 20 patents issued concerning pharmacological approaches to diseases. Dr. Ann Kessler obtained her B.S. degree from the
                                        College of Notre Dame of Maryland in 1965, M.S. in Biological Sciences from
                                        Northwestern University, Evanston, Illinois in 1967, and a Ph.D. in
                                        Biochemistry from New York University in 1973. Dr. Ann Kessler is the wife of Armin M. Kessler.

Armin M. Kessler (62)                   Armin M. Kessler has been a director of NeoTherapeutics since November 12,
                                        1999. From 1983 until he retired in 1995, Mr. Kessler held a number of executive management positions with Hoffmann-La Roche AG including Chief
                                        Operating Officer, Head of the Pharmaceutical Division, Head of the
                                        Diagnostic Division with worldwide responsibility for pharmaceuticals, diagnostics, vitamins and chemicals and Managing Director of Roche U.K. Mr.
                                        Kessler also served as a member of the Board of Directors and Corporate
                                        Executive Committee of Hoffmann-La Roche AG. Until his retirement in 1995,
                                        Mr. Kessler served as a member of the Board of Directors of Genentech Inc.
                                        from 1990 and Syntex Corporation from 1994. During this same period, Mr.
                                        Kessler served on the Executive Board of Pharmaceutical Partners for Better
                                        Healthcare and as President of the European Federation of Pharmaceutical
                                        Industry Associations. From 1961 to 1982 Mr. Kessler held a variety of positions in various countries with Sandoz Pharmaceuticals Corporation including Director of Worldwide Pharmaceutical Marketing, as well as Head of Patents and Licensing and President of Sandoz, Japan. Mr. Kessler
                                        received a Bachelor of Science degree in Chemistry and Physics from the
                                        University of Pretoria, South Africa in 1957, a Bachelor of Science Honors
                                        degree in Chemical Engineering from The University of Cape Town in 1959, a
                                        Juris Doctorate from Seton Hall University in 1971, and an Honorary
                                        Doctorate of Business Administration from University of Pretoria, South
                                        Africa in 1993. Mr. Kessler qualified as a U.S. Patent Attorney in 1972.
                                        Mr. Armin Kessler is the husband of Dr. Ann C. Kessler.

              CONTINUING CLASS II DIRECTORS - TERM EXPIRING IN 2001

                                                           BUSINESS EXPERIENCE DURING LAST
NAME AND AGE                                              FIVE YEARS AND OTHER DIRECTORSHIPS
------------                                              ----------------------------------
Mark J. Glasky (38)                     Mark J. Glasky has been a director of NeoTherapeutics since August 1994.
                                        Since 1982, Mr. Glasky has been employed by Bank of America in various corporate lending positions and currently serves as Senior Vice President and Credit Products Executive for Southern California Commercial Banking.
                                        Mr. Glasky obtained a B.S. degree in International Finance from the
                                        University of Southern California in 1983 and an M.B.A. degree in Corporate
                                        Finance from the University of Texas at Austin in 1987. Mark J. Glasky is
                                        the adult son of Dr. Alvin J. Glasky.

Carol O'Cleireacain, Ph.D. (53)         Carol O'Cleireacain, Ph.D., has been a director of NeoTherapeutics since
                                        September 1996. Dr. O'Cleireacain has been self-employed as an economic and management consultant in New York City since 1994. Since 1998, Dr.
                                        O'Cleireacain has

                                        served as Senior Fellow (non-resident) at the Brookings Institution in
                                        Washington D.C., where previously, from March 1996 until June 1997, as a
                                        Visiting Fellow, Economic Studies, she authored The Orphaned Capital:
                                        Adopting the Right Revenues for the District of Columbia. During 1998, Dr.
                                        O'Cleireacain served as a member of the President's Commission to Study
                                        Capital Budgeting, and during 1997, Dr. O'Cleireacain served as a member of the National Civil Aviation Review Commission. Since May 1996, Dr.
                                        O'Cleireacain has served as a director and member of the Executive
                                        Committee of Trillium Asset Management (formerly known as Franklin Research and Development Corp.), an employee-owned investment company in Boston.
                                        From April 1994 through April 1996, Dr. O'Cleireacain served as the first nominee of the United Steelworkers of America and the first woman director of ACME Metals Inc. Dr. O'Cleireacain served as the Director of the Mayor's
                                        Office of Management and Budget of the City of New York from August 1993 until December 1993. From February 1990 until August 1993, Dr.
                                        O'Cleireacain was the Commissioner of the New York City Department of
                                        Finance. Dr. O'Cleireacain received a B.A., with distinction, in Economics from the University of Michigan in 1968, an M.A. in Economics from the
                                        University of Michigan in 1970 and a Ph.D. in Economics from the London
                                        School of Economics in 1977.

Joseph Rubinfeld, Ph.D. (67)            Joseph Rubinfeld, Ph.D., has been a director of NeoTherapeutics since June
                                        1998. Dr. Rubinfeld is the co-founder of SuperGen, Inc., a publicly-held pharmaceutical company focused on drugs for life-threatening diseases, particularly cancer, and has served as the Chief Executive Officer,
                                        President and a director of SuperGen since its inception in March 1991 and was Chief Scientific Officer from inception until September 1997. Since May
                                        1996, Dr. Rubinfeld has served as a Director of AVI Biopharma, a biopharmaceutical company. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc., a biotechnology company, in 1980 and served as
                                        Vice President and Chief of Operations until 1983, and as a consultant to
                                        Amgen from 1983 until 1985. From 1987 to 1990, Dr. Rubinfeld was a Senior
                                        Director at Cetus Corporation, a biotechnology company. From 1968 to 1980,
                                        Dr. Rubinfeld was employed at Bristol-Myers Company International Division
                                        ("Bristol-Myers") in a variety of positions, most recently as Vice
                                        President and Director of Research and Development. While at Bristol-Myers,
                                        Dr. Rubinfeld was instrumental in licensing the original anticancer line of products for Bristol-Myers, including Mitomycin and Bleomycin. Prior to that time, Dr. Rubinfeld was a research scientist with several pharmaceutical and consumer product companies including Schering-Plough and
                                        Colgate-Palmolive Co. Dr. Rubinfeld received his M.A. and Ph.D. in
                                        Chemistry from Columbia University.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the fiscal year ended December 31, 1999, the Board of the Directors of the Company met eight times. The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Litigation Committee and the Special Function Committee. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or the committees of the Board, if any, on which such director served and which were held during the period of time that he or she served on the Board or such committee. The following sets forth information concerning each committee:

      The Audit Committee is comprised of Dr. Carol O'Cleireacain (who serves as Chairman) and Dr. Eric L. Nelson. Frank M. Meeks, whose term expires at the Annual Meeting, also served on the Audit Committee during 1999. The Audit Committee oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also recommends the appointment of the Company's independent public accountants and oversees the activities of the Company's financial reporting function. All members of the Audit Committee are non-employee directors and satisfy suggested Securities and Exchange Commission and National Association of Securities Dealers ("NASD") standards with respect to independence, financial expertise and experience.

      The Audit Committee held four meetings during 1999. To ensure independence, the Audit Committee also meets separately with the Company's independent public accountants and members of management.

      The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes that it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved the charter in response to the audit committee requirements recently adopted by the Securities and Exchange Commission and the NASD. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

      The Compensation Committee is comprised of Dr. Eric L. Nelson (who serves as Chairman), Dr. Carol O'Cleireacain, Dr. Paul H. Silverman and Dr. Joseph Rubinfeld. The Compensation Committee reviews and recommends the salaries and bonuses of officers and certain key employees of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options and restricted stock in accordance with the Company's stock option and incentive plans, and determines other fringe benefits. The Compensation Committee held two meetings during 1999.

      The Litigation Committee is comprised of Dr. Eric L. Nelson and Samuel Gulko. Stephen Runnels, whose term expires at the Annual Meeting, also served on the Litigation Committee in 1999. The Litigation Committee is empowered by the Board of Directors to enter into settlement agreements for pending litigation. The Litigation Committee held one meeting during 1999.

      The Nominating Committee consists of all non-employee directors who are not up for election at a forthcoming Annual Meeting. The Nominating Committee reviews and considers candidates for nomination to the Company's Board of Directors. The Nominating Committee does not consider nominees recommended by security holders. The Nominating Committee was formed in the current fiscal year and therefore did not meet in 1999.

      The Special Function Committee is comprised of all non-employee directors, which includes Mark J. Glasky, Dr. Ann C. Kessler, Armin M. Kessler, Dr. Eric L. Nelson, Dr. Carol O'Cleireacain, Dr. Paul H. Silverman and Dr. Joseph Rubinfeld. Individual members of the Special Function Committee provide services from time to time at the request of the Chairman of the Board of Directors which are unique to that member's industry or educational knowledge and experience and which are determined by the Chairman to be above and beyond their normal requirements as a Board member. The Special Function Committee did not meet in 1999.

COMPENSATION OF DIRECTORS

      Each of the Company's non-employee directors receives $1,000 for each Board of Directors meeting and $500 for each committee meeting attended (with the Chairperson of the committee receiving $1,000). The directors are also reimbursed for certain expenses incurred in connection with attendance at Board meetings. In June 1999, the Company granted to each non-employee director an option to purchase 10,000 shares of Common Stock at $13.00 per share. In December 1999, the Company granted to each non-employee director an option to purchase 2,000 shares of Common Stock at $12.188 per share. Commencing in the year 2000, non-employee Board members who served on the Litigation, Nominating and Special Function Committees will be compensated at the rate of $150 per hour. No compensation was paid for representation on these Committees in 1999.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 21, 2000 by (i) each person, or group of affiliated persons, who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers in the Summary Compensation Table (see "Executive Compensation"), and (iv) all of the Company's directors and executive officers of the Company as a group. The information as to each person or entity has been furnished by such person or entity, and unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                                                  SHARES BENEFICIALLY    PERCENT OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERSHIP(1)                             OWNED(1)            OUTSTANDING
-------------------------------------------                       -------------------    -----------------
Alvin J. Glasky, Ph.D.(2)...................................          1,358,997                13.8%
  157 Technology Drive
  Irvine, CA 92618

Ingalls & Snyder, L.L.C.(3).................................          1,701,160                17.8%
  61 Broadway
  New York, NY 10006
Montrose Investments Ltd.(4)................................            754,995                 7.5%
  300 Crescent Court, Suite 700
  Dallas, TX 75201

Strong River Investments, Inc.(5)...........................            667,782                 6.7%
  c/o Gonzalez-Ruiz & Aleman (BVI) Limited
  Wickhams Cay I, Vanterpool Plaza
  P.O. Box 873
  Road Town, Tortolla BVI

Samuel Gulko(6).............................................             65,233                  *

Stephen Runnels(7)..........................................             55,000                  *

Michelle S. Glasky, Ph.D.(8)(9).............................             44,980                  *

Mark J. Glasky(10)(11)......................................             59,479                  *

Ann C. Kessler, Ph.D.(12)...................................              5,000                  *

Armin M. Kessler(12)........................................              5,000                  *

Frank M. Meeks(13)..........................................             71,460                  *

Eric L. Nelson, Ph.D.(14)...................................             67,500                  *

Carol O'Cleireacain, Ph.D.(15)..............................             51,000                  *

Joseph Rubinfeld, Ph.D.(14).................................             21,000                  *

Paul H. Silverman, Ph.D., D.Sc.(15) ........................             51,000                  *

D. Scott Wieland, Ph.D., MBA(16)............................              3,750                  *

All Executive Officers and Directors
  as a group (13 persons)(17)...............................          1,859,399                18.2%

----------

*    less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 21, 2000, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

(2) Includes 215,000 shares subject to options held by Dr. Alvin J. Glasky and 19,750 shares subject to options held by Rosalie H. Glasky, which are currently exercisable or exercisable within 60 days of April 21, 2000. Also includes 88,173 shares issuable within 60 days of April 21, 2000, upon exercise of the Glasky warrant, 4,000 shares owned by the NeoTherapeutics, Inc. 401(k) Plan, and 23,149 shares beneficially owned by Dr. Glasky's wife, Rosalie H. Glasky. Does not include 59,479 shares beneficially owned by Mark J. Glasky and 44,980 shares beneficially owned by Dr. Michelle S. Glasky, Dr. Glasky's adult children, for which Dr. Glasky disclaims beneficial ownership.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, Ingalls & Synder, L.L.C. reported that it had sole voting and dispositive power over 192,637 shares, including 29,825 shares issuable upon the exercise of warrants, and sole voting and shared dispositive power over 1,508,523 shares, including 175,175 shares issuable upon exercise of warrants.


(4) Includes 247,920 shares subject to currently exercisable warrants and 246,913 shares subject to issuance upon conversion of debentures convertible within 60 days of April 21, 2000.

(5) Includes 172,919 shares subject to currently exercisable warrants and 246,913 shares subject to issuance upon conversion of debentures convertible within 60 days of April 21, 2000.

(6) Includes 51,833 shares subject to options held by Mr. Gulko which are currently exercisable or exercisable within 60 days of April 21, 2000, 1050 shares subject to currently exercisable warrants and 1,300 shares owned by the Sam Gulko CPA Defined Contribution Employee Benefit Plan.

(7) Includes 55,000 shares subject to options held by Mr. Runnels which are currently exercisable or exercisable within 60 days of April 21, 2000.

(8)  Michelle S. Glasky, Ph.D., is the adult daughter of Dr. Alvin J. Glasky.

(9) Includes 37,500 shares subject to options held by Dr. Michelle S. Glasky which are currently exercisable or exercisable within 60 days of April 21, 2000, and 500 shares subject to currently exercisable warrants.

(10) Mark J. Glasky is the adult son of Dr. Alvin J. Glasky.

(11) Includes 41,000 shares subject to options held by Mr. Glasky which are currently exercisable or exercisable within 60 days of April 21, 2000, and 1,000 shares subject to currently exercisable warrants.

(12) Includes 5,000 shares subject to options held by each of Dr. Ann Kessler and Armin M. Kessler which are currently exercisable or exercisable within 60 days of April 21, 2000. Dr. Ann Kessler and Armin M. Kessler are husband and wife.

(13) Includes 41,000 shares subject to options held by Mr. Meeks which are currently exercisable or exercisable within 60 days of April 21, 2000. Does not include 460 shares beneficially owned by Mr. Meeks' wife, for which Mr. Meeks disclaims beneficial ownership.

(14) Includes 21,000 shares subject to options held by each of Drs. Nelson and Rubinfeld which are currently exercisable or exercisable within 60 days of April 21, 2000.

(15) Includes 41,000 shares subject to options held by each of Drs. O'Cleireacain and Silverman, which are currently exercisable or exercisable within 60 days of April 21, 2000.

(16) Includes 3,750 shares subject to options held by Dr. Wieland, which are currently exercisable or exercisable within 60 days of April 21, 2000.

(17) Includes 88,173 shares issuable upon the exercise of the Glasky warrant, 598,833 shares subject to options which are currently exercisable or exercisable within 60 days of April 21, 2000, and 2,550 shares subject to currently exercisable warrants.


                             EXECUTIVE COMPENSATION

      The following table sets forth summary information concerning the compensation of the Company's Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses for services rendered to us and our subsidiaries in all capacities during the fiscal year ended December 31, 1999 exceeded $100,000 (the "Named Executive Officers"). No other executive officer received compensation in 1999 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                                AWARDS
                                                          ANNUAL COMPENSATION                 SECURITIES
                                               -----------------------------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR     SALARY        BONUS       OTHER        OPTIONS
---------------------------                    ----    --------       -----      -------     ------------
Alvin J. Glasky, Ph.D.                         1999    $210,954                  $              275,000
Chairman, Chief Executive Officer              1998     199,998                                  65,000
   and President                               1997     199,992(1)

Stephen Runnels                                1999     167,701                                  10,000
Executive Vice President                       1998     165,940                                  25,000
                                               1997     108,513(3)               $25,107(2)      62,000

Samuel Gulko                                   1999     118,165                                  60,000
Chief Financial Officer,                       1998     109,250                                  25,000
   Secretary and Treasurer                     1997      78,000(4)                                6,000

----------

(1) Excludes prior years accrued salaries of $265,328 and auto allowances and expense account reimbursements previously accrued aggregating $84,516, all of which were paid in 1997.

(2)   Represents a one-time relocation allowance.

(3)   Commenced employment in April 1997.

(4)   Employed in 1997 on a part-time basis.

OPTION GRANTS

      The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1999 to the Named Executive
Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                    PERCENTAGE OF                                 ANNUAL RATES OF STOCK
                        OPTIONS     TOTAL OPTIONS                                PRICE APPRECIATION FOR
                       GRANTED(1)     GRANTED TO     EXERCISE                         OPTION TERM(2)
                        (NO. OF      EMPLOYEES IN     PRICE       EXPIRATION     ------------------------
NAME                    SHARES)      FISCAL YEAR    ($/SHARE)        DATE            5%           10%
----                   ----------   -------------   ---------    -------------   -----------   ----------
Alvin J. Glasky        225,000(1)         41%         $10.25     May 6, 2009     $ 1,450,388   $3,675,569
                        50,000(2)          9%         $12.188    Dec. 15, 2009   $   383,248   $  971,227
Stephen Runnels         10,000(2)          2%         $12.188    Dec. 15, 2009   $    76,650   $  194,245
Samuel Gulko            35,000(3)          6%         $10.25     May 6, 2009     $   225,616   $  571,755
                        25,000(2)          5%         $12.188    Dec. 15, 2009   $   191,624   $  485,613

----------

(1) The above options become exercisable in increments of 33.3% per year, commencing January 2, 2001.

(2) The above options become exercisable in increments of 25% per year, commencing one year after date of grant.

(3) The above options become exercisable as follows: 10,000 at the date of grant and 25,000 in increments of 25% per year, commencing one year after date of grant.

      The potential realizable value is calculated from the exercise price per share, assuming the market price of our common stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the common stock.

OPTIONS EXERCISED AND FISCAL YEAR-END VALUES

      The following table sets forth information concerning stock options exercised during the fiscal year ended December 31, 1999, by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1999:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                            NUMBER OF                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                             SHARES                 OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(1)
                            ACQUIRED     VALUE      ---------------------------  ---------------------------
NAME                      ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                      -----------   --------    -----------   -------------  -----------   -------------
Alvin J. Glasky, Ph.D.          --        $  --       156,923         71,250       $953,512       $287,531
Stephen Runnels                 --           --        17,500         57,500         48,438        178,438
Samuel Gulko                    --           --        13,000         22,000         46,313         58,563

Based upon the closing price of the common stock on December 31, 1999, as reported by the NASDAQ National Market of $10.50 per share.

EMPLOYMENT CONTRACT

      We have entered into an employment agreement with Dr. Alvin J. Glasky, effective as of January 1, 2000. The agreement requires Dr. Glasky to devote all of his productive time, attention, knowledge and skill to the affairs of the Company during the term of the agreement. The agreement provides for an annual base salary of $215,000 with annual increases and periodic bonuses as determined by the Board of Directors. The agreement ends on December 31, 2003, and may be terminated by us with or without cause as defined in the agreement. The agreement also provides for guaranteed severance payments equal to Dr. Glasky's annual base salary over the remaining life of the agreement upon the termination of employment without cause or upon a change in control of us. In connection with entering into this agreement, we granted to Dr. Glasky a stock option to purchase 225,000 shares of common stock at an exercise price of $10.25 per share, which vests in three equal annual increments.

STOCK OPTION PLANS

      We have two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1997 Stock Incentive Plan (the "1997 Plan") (the "Plans"). The Plans were adopted by our stockholders and Board of Directors in May 1991 and June 17, 1997, respectively.

The 1991 Incentive Stock Option Plan

      The 1991 Plan, as amended, provides for grants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights ("SARs") and bonus stock. The 1991 Plan, as amended, authorizes for issuance up to 401,430 shares of our common stock. Under the 1991 Plan, incentive stock options may be granted to employees, and nonqualified stock options, SARs and bonus stock may be granted to our employees and other persons whose participation in the 1991 Plan we determined to be in our best interest. As of December 31, 1999, there were options to purchase 180,000 shares of common stock outstanding under the 1991 Plan.

The 1997 Incentive Stock Option Plan

      The 1997 Plan provides for grants of "incentive stock options" within the meaning of the Code, nonqualified stock options and rights to purchase shares of our common stock ("Purchase Rights"). The 1997 Plan authorized for issuance up to 1,250,000 shares of our common stock, subject to adjustment in the number and kind of shares subject to the 1997 Plan and to outstanding shares in the event of stock splits, stock dividends or certain other similar changes in our capital structure. The Board of Directors amended the 1997 Plan, subject to stockholder approval described more fully in Proposal 5, to increase the number of shares of our common stock authorized for issuance by an additional 750,000 shares.

      Under the 1997 Plan, we may grant incentive stock options, nonqualified stock options and Purchase Rights to our employees and employees of our subsidiaries and affiliates. We also may grant nonqualified stock options and Purchase Rights to our employees and employees of our subsidiaries and affiliates and non-employee directors, consultants and other service providers. As of December 31, 1999, there were options to purchase 756,025 shares of common stock outstanding under the 1997 Plan.

      The Compensation Committee of the Board of Directors (the "Committee") administers the Plans and has sole discretion and authority, consistent with the provisions of the Plans, to determine which eligible participants will receive options, the time when options will be granted, the terms of options granted and the number of shares which will be subject to options granted under the Plans.

      In the event of our merger with or into another corporation or the sale of substantially all of our assets, any outstanding options and SARs granted under the Plans shall be assumed or equivalent options and SARs substituted by the successor corporation. In the event a successor corporation does not assume or substitute the options and SARs, the exercisability of the options and SARs under the 1991 Plan shall be accelerated. The vesting of all options outstanding under the 1997 Plan will accelerate upon a change in control of us, regardless of whether the options are assumed or new options are issued by the successor corporation.

      The exercise price of incentive stock options must be not less than the fair market value of a share of common stock on the date that the option is granted (110% with respect to optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have such exercise price as determined by the Committee. The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than upon death, by will and the laws of descent and distribution, and incentive stock options may be exercised only by an employee while employed by us or within three months after termination of employment (one year for termination resulting from death or disability).

SECTION 401(k) PLAN

      In January 1990, we adopted the AIT Cash or Deferred Profit Sharing Plan (the "401(k) Plan") covering our full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) Plan by our employees or us, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions made by us, if any, will be deductible by us when made. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,500 in 1999) and to have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, us to make additional matching contributions to the 401(k) Plan on behalf of all participants in the 401(k) Plan. We have not made any contributions to the 401(k) Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon its review of the copies of reporting forms furnished to the Company, and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1999, were satisfied on a timely basis.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In September 1990, the Company issued a warrant to Dr. Alvin J. Glasky (the "Glasky warrant") to purchase up to 88,173 shares of common stock of the Company at any time between September 1, 1990, and August 31, 1995, for $3.75 per share. Effective August 31, 1995, the expiration date of the Glasky warrant was extended to August 31, 2000.

      In December 1998, we were served with a lawsuit initiated by four of our former employees. The lawsuit, which was filed in the Superior Court of Orange County, California, also named Dr. Alvin J. Glasky, the Company's founder and Chief Executive Officer, as a defendant. The lawsuit arises from a dispute concerning the termination, as of December 31, 1997, of agreements entered into as of June 1990 and December 1993 between the Company and each of the former employees, pursuant to which the employees agreed to accept an aggregate of 278,590 shares of our common stock, subject to forfeiture provisions, in exchange for the cancellation of indebtedness owed to them by the Company arising from unpaid compensation and expenses in the total amount of $458,411. Pursuant to these agreements, the employees were not entitled to keep the shares unless we achieved certain revenue goals by a specified date, as determined by our independent auditors in accordance with generally accepted accounting principles. The revenue goals were not met and we demanded that the forfeited shares be returned pursuant to the terms of the agreements. In the lawsuit the plaintiffs alleged, among other things, that our cumulative revenues of the Company were met and that the defendants fraudulently induced the plaintiffs into entering into the agreements and the subsequent amendments to the agreements. The lawsuit asked for damages in excess of $4,000,000 or, in the alternative, that the forfeiture restrictions be removed and the plaintiffs be allowed to keep their shares of common stock. The plaintiffs also sought punitive damages and reimbursement of attorneys' fees and costs. In March 1999, we filed a cross-complaint against the plaintiffs to seek a determination that the plaintiffs' shares have in fact been forfeited, and to obtain a court order requiring the plaintiffs to return their shares to the Company for cancellation. At the same time that the plaintiffs entered into their agreement with the Company in 1990 and 1993, Dr. Alvin J. Glasky and his wife, who were then and are now our employees, also entered into agreements with us that were identical to those entered into by the plaintiffs, pursuant to which Dr. and Mrs. Glasky received an aggregate of 400,246 shares of common stock subject to identical forfeiture provisions, in exchange for the cancellation of indebtedness owed to them by the Company arising from unpaid compensation and expenses in the total amount of $755,531. Dr. and Mrs. Glasky entered into an agreement with the Company on December 21, 1998, pursuant to which they agreed to surrender for cancellation the same proportion of their restricted shares as the plaintiffs are required to surrender based on the final resolution of the lawsuit. Until we settled this, we accounted for all of these shares, which we deemed to be forfeited, as issued and outstanding.

      On December 15, 1999, we entered into a settlement agreement with the plaintiffs. The agreement provided that each of the parties pay their own legal fees and that the plaintiffs forfeit 51%, or 142,081 of their shares of common stock. In addition, the plaintiffs received three-year warrants to purchase an aggregate of 6,826 shares of common stock at $13.00 per share. Pursuant to the settlement terms of the litigation and in accordance with the terms of their agreement with us, Dr. and Mrs. Glasky forfeited 204,125 shares of their common stock and received identical warrants to purchase 9,806 shares of common stock. Accordingly, of the 678,836 total number of shares in dispute, we cancelled 346,206 shares and retained as outstanding 332,630 shares of common stock. We recorded a charge to operations in the fourth quarter of 1999 in the net amount of $2,458,359, representing the increase from 1995, the date of the previous reissuance of shares of common stock under this transaction, in the market value of the shares that remained outstanding ($2,357,005) plus the value of the warrants issued ($101,355).

      On June 6, 1991, the Company entered into an agreement (the "1991 Patent Agreement") with Dr. Alvin Glasky whereby Dr. Glasky assigned to the Company all rights to the inventions covered by United States Patent No. 5,091,432 and any corresponding foreign applications and patents, including all continuations, divisions, reissues and renewals of said applications and any patents issued out of or based upon said applications (the "Assigned Rights"). The 1991 Patent Agreement was amended on July 26, 1996.

      The 1991 Patent Agreement, as amended, calls for the Company to pay Dr. Glasky a two percent royalty on all revenues derived by the Company from the use and sale by the Company of any products covered by these patents and applications or any patents derived from them. In the event that Dr. Glasky's employment is terminated by the Company without cause, the royalty rate shall be increased to five percent and in the event that Dr. Glasky dies during the term of the 1991 Patent Agreement, Dr. Glasky's family or estate shall be entitled to continue to receive royalties at the rate of two percent. The 1991 Patent Agreement terminates on the later of its ten year anniversary or the expiration of the final patent included within the Assigned Rights. On June 30, 1996, the Company and Dr. Glasky entered into an agreement whereby Dr. Glasky assigned to AIT all rights to the inventions covered by United States Patent No. 5,447,939 (the "1996 Patent Agreement"). The scope of the 1996 Patent Agreement as well as its terms and conditions are identical in all material respects to the 1991 Patent Agreement; provided, however, that the aggregate royalty amount with respect to any product shall be two percent (five percent in the event of termination without cause), even if a product is based on both patents. The 1996 Patent Agreement was also amended on July 26, 1996. Dr. Glasky will not receive any royalties with respect to sales of products, which utilize patent rights licensed to the Company by McMaster University. A third patent which was issued September 1, 1998 and a fourth patent, issued on February 22, 2000, are also subject to the royalty provisions of the 1996 Patent Agreement. See "ITEM 1 - Business - Patents and Proprietary Rights."

      On December 31, 1993, the Company issued 200,000 shares of common stock to Dr. Glasky in exchange for cancellation of $500,000 of indebtedness for loans made by Dr. Glasky to the Company. Dr. Glasky received certain registration rights with respect to these shares. The remaining $257,900 in principal on the loans payable and accrued interest of $300,404 due to Dr. Glasky were converted into a $558,304 promissory note which, as amended from time to time, is currently unsecured, bears interest at 9% per annum, and is payable upon demand.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Administration. Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board (the "Committee"). Each member of the Committee is a nonemployee Director. All decisions made by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions regarding awards under the Company's stock option and incentive plans which are made solely by the Committee in order for the grants under such plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Executive Officer Compensation Policy. The Committee's executive compensation policies are designed to integrate executive compensation with long-term goals, recognize and reward attainment of management goals and objectives, and enable the Company to attract and retain executive officers. The Committee believes a substantial portion of each executive's compensation should be contingent upon the attainment by the executive of specific management objectives and is also dependent upon the Company's financial performance. Accordingly, executives are eligible for annual bonuses that correspond to varying levels of management and Company performance.

      Base Salary. The compensation of each executive officer is reviewed annually by the Committee, with reference to the executive's performance, level of responsibility and experience, to determine whether the current base salary is appropriate. If significant changes in an executive's salary are to be considered, the Committee shall refer to salary ranges paid executives with comparable duties in companies of comparable size within the same industry in the same geographic area in which the Company is located. Such salaries shall be adjusted, if deemed appropriate by the Committee, in accordance with salary surveys provided by nationally recognized research organizations. The base salary of executive officers, other than the Company Chief Executive Officer, shall be determined by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer is recommended by the Committee to the full Board of Directors. Approval by the Board of Directors is required for any change in base salary of the Chief Executive Officer. In January 1999, the board established base salaries for the Company's executive officers at approximately the median base compensation level for officers in similar positions based upon a salary survey provided by a nationally recognized research organization.

      Bonuses. In addition to the base salary, the Committee may establish a Compensation Plan setting forth a methodology for determining incentive compensation ("Bonus"), if any, for executive officers. Such plan may also include incentive compensation for key managers of the Company. In accordance with the plan, the Committee shall, in consultation with the Chief Executive Officer, establish target bonus levels for the Company's executive officers, and key managers, if appropriate, based on financial resources of the Company. The actual award of incentive compensation shall be determined by the attainment of individual management goals and objectives, established to specifically relate to the individual's position within the Company. All such goals and objectives shall be supportive of the overall strategy and goals of the Company. Due to the financial requirements of the Company, the Committee did not award any cash bonuses in 1999.

      Stock Option Grants and Restricted Stock Awards. The Committee endorses the position that granting stock options and restricted stock awards to the Company's executive officers can be very beneficial to stockholders because it aligns management's and stockholders' interests in the enhancement of stockholder values. Accordingly, from time to time the Committee has granted stock options to the executive officers. The number of options received by each executive officer shall be fixed by the Committee after consideration of recommendation made by the Chief Executive Officer. The options are exercisable in installments as determined by the Committee commencing three months from the date of grant and are granted at an exercise price equal to the price of the Company's stock at the close of business on the date of the grant. Awards of such Stock Options and Restricted Stock shall be determined solely by the Committee in order that such grants satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

      Other Benefits. The executive officers participate in employee benefit programs, such as the Company's health care and vacation programs.

      Compensation of the Chief Executive Officer. The compensation of Dr. Alvin
J. Glasky, the Company's Chief Executive Officer and its founder, is determined in accordance with an Employment Agreement (the "Agreement") entered into on May 6, 1999, which is effective from January 1, 2000, the date of termination of the predecessor employment agreement, through December 31, 2003. The Agreement, among other things, provides for the grant of incentive stock options and an annual base salary with annual increases. The Agreement also provides for guaranteed severance payments upon the Chief Executive Officer's termination of employment without cause, or upon a change of control of the Company. In connection with entering into this Agreement, the Chief Executive Officer was granted an option to purchase 225,000 shares of common stock at the fair market value at the date of grant ($10.25 per share). This option vests in three equal annual increments over the life of the Agreement commencing May 2000.

      The Agreement stipulates that Dr. Glasky is to receive a base salary of $215,000 per year. The Compensation Committee considered the same factors as discussed above, compared salaries of chief executive officers of similarly-sized companies in the industry in setting the compensation of Dr. Glasky and also considered Dr. Glasky's qualifications as a scientist and his ability to guide the Company and to manage its scientific programs and business strategy.

                     Submitted by the Compensation Committee
                         Eric L. Nelson, Ph.D., Chairman
                           Carol O'Cleireacain, Ph.D.
                             Joseph Rubinfeld, Ph.D.
                         Paul H. Silverman, Ph.D., D.Sc.

PERFORMANCE GRAPH

      The following graph compares the cumulative, five-year shareholder returns on the Company's Common Stock with the shareholder returns of the NASDAQ Stock Market Index, the Russel 2000 Index, the Standard & Poor's Small Cap 600 Index and a custom peer group index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on September 26, 1996.

                                   SEP-96         DEC-96         DEC-97         DEC-98          DEC-99
                                   ------         ------         ------         ------          ------
NEOTHERAPEUTICS, INC.               $100           $74            $187           $187            $237
RUSSELL 2000                        $100           $106           $129           $126            $153
S&P SMALLCAP 600                    $100           $106           $133           $132            $148
CUSTOM COMP INDEX *                 $100           $109            $76           $ 68            $110

*The 11-Stock Custom Composite Index consists of Cambridge Neuroscience, Inc., Cephalon, Inc., CoCensys, Inc. (through 3Q99), Cortex Pharmaceuticals, Cytotherapeutics Inc., Gliatech, Inc., Guilford Pharmaceuticals, Neurocrine Biosciences Inc., Neurogen Corporation, Sibia Neurosciences (through 3Q99) and Vertex Pharmaceuticals.

NeoTherapeutics' total return is based upon the IPO price of $5.60 on September 26, 1996.

                                   PROPOSAL 3

                APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS
                       PURSUANT TO A FINANCING TRANSACTION

REASON FOR THIS PROPOSAL

      In order to fund ongoing research and development of the Company's products and to provide general working capital, on February 25, 2000, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with two institutional investors for the issuance and sale of 520,324 shares of Common Stock and warrants to purchase up to 104,000 shares of Common Stock, for total consideration of $8,000,000. A more detailed description of this transaction is set forth below under the caption "Private Placement of Common Stock and Warrants."

      The Company's Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require stockholder approval of the sale or issuance of Common Stock in a private placement transaction at a price less than the greater of book or market value, if the number of new shares issued would equal 20% or more of the number of shares outstanding at the time the Company enters into the Transaction. As of February 25, 2000, which was the date the Company entered into the Purchase Agreement, 20% of the number of shares of Common Stock outstanding equaled 1,793,466 shares. As described below, the purchase price for the shares of Common Stock was calculated as approximately 112% of the average closing bid price of the Common Stock for the 5 trading days preceding February 25, 2000. However, due to fluctuations in the trading price of the Common Stock, this purchase price was less than the closing price of the Common Stock on February 25, 2000, and on March 2, 2000, the day that the Company received the purchase price.

      Although the number of shares of Common Stock we issued was less than 20% of the number of shares of Common Stock outstanding, and although we believe that the purchase price may not implicate the Nasdaq corporate governance standard, we seek approval of this transaction in order to ensure that we comply with the Nasdaq corporate governance standards. In the event that we did not obtain stockholder approval of this transaction and the National Association of Securities Dealers ("NASD"), the administrative body overseeing the Nasdaq National Market, determined that this transaction was a private placement transaction at a price less than the greater of book or market value, this transaction may affect the ability of the Company in the future to raise capital in private placement transactions at prices that may be below market value. If we do not comply with the Nasdaq corporate governance standards, Nasdaq could delist our Common Stock from the Nasdaq National Market.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the issuance of a number of shares of Common Stock in excess of the Issuable Maximum. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal, although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote on the proposal, thereby increasing the number of affirmative votes required to approve this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.


PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS


      This summary is qualified in its entirety by reference to the Transaction Documents, copies of which have been filed with the Securities Exchange Commission as exhibits to the Company's Current Report on Form 8-K, filed April 3, 2000, and can also be obtained by writing to the Secretary, NeoTherapeutics, Inc., 157 Technology Drive, Irvine, California 92618.


      ISSUANCE OF COMMON STOCK AND WARRANTS. On February 25, 2000, the Company entered into the Purchase Agreement and a Registration Rights Agreement with Montrose Investments Ltd. and Strong River Investments Inc. Under the Purchase Agreement, the Company issued of 520,324 shares of Common Stock and warrants to purchase up to 104,000 shares of Common Stock, for total consideration of $8,000,000. The purchase price of the Common Stock was $15.375 per share and was approximately 112% of the average closing bid prices of the Common Stock for the 5 previous trading days.


      WARRANTS. The warrants are exercisable for five years at the exercise price of $21 per share. The exercise price and number of shares issuable upon exercise of the warrants are subject to adjustment in the event of stock splits, reverse stock splits or consolidations affecting the Common Stock or distributions of evidences of indebtedness or assets of the Company.

      REGISTRATION RIGHTS. Under the Registration Rights Agreement, we are obligated to use our best efforts to cause a registration statement covering the resell of the shares of Common Stock issued in this transaction and those issuable upon exercise of the warrants to become effective within 90 days after the closing of the transaction. We are subject to certain penalties for failure to comply with the time limits set out in the Registration Rights Agreement.

EFFECT ON OUTSTANDING COMMON STOCK

      The issuance of Common Stock upon exercise of the Warrants will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. The extent of this dilution depends on the extent to which the warrants are exercised.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

      If the stockholder approval sought hereby is not obtained and the NASD determines that this transaction was a private placement transaction at a price less than the greater of book or market value, this transaction may affect the ability of the Company in the future to raise capital in private placement transactions at prices that may be below market value and remain in compliance with the Nasdaq corporate governance standards. If we do not comply with the Nasdaq corporate governance standards, Nasdaq could delist our Common Stock from the Nasdaq National Market.

INTERESTS OF CERTAIN PERSONS


      Neither of the purchasers of the Common Stock and warrants, nor any of their affiliates, is a director or executive officer of the Company. As of April 21, 2000, Montrose Investments Ltd. is the beneficial owner of 7.5% of the outstanding Common Stock of the Company and Strong River Investments Inc. is the beneficial owner of 6.7% of the outstanding Common Stock of the Company.


                                   PROPOSAL 4

                APPROVAL OF ISSUANCE OF COMMON STOCK PURSUANT TO
                 CONVERSION RIGHTS UNDER A CONVERTIBLE DEBENTURE
                        AND WARRANT FINANCING TRANSACTION

REASON FOR THIS PROPOSAL

      In order to fund ongoing research and development of our products and to provide general working capital, on April 6, 2000, we entered into a Convertible Debenture Purchase Agreement (the "Purchase Agreement") with two institutional investors. The Purchase Agreement provided for the issuance and sale of 5% subordinated convertible debentures (the "Debentures") in the aggregate principal amount of $10,000,000, warrants to purchase up to 4,000,000 shares of Common Stock over two years (the "Class B Warrants") and 5-year warrants to purchase up to 315,000 shares of Common Stock (the "Class A Warrants"). As part of the transaction, we also entered into a registration rights agreement (the "Registration Rights Agreement") and a letter agreement regarding the issuance of two additional tranches of Debentures and warrants (the "Letter Agreement", and together with the Purchase Agreement, Registration Rights Agreement, Debentures, Class A Warrants and Class B Warrants, the "Transaction Documents"). A more detailed description of this transaction is set forth below under the caption "Private Placement of Debentures and Warrants."

      Our Common Stock trades on the Nasdaq National Market. The Nasdaq corporate governance standards require stockholder approval of the sale or issuance of Common Stock in a private placement transaction at a price less than the greater of book or market value, if the number of new shares would equal 20% or more of the number of shares outstanding at the time the Company enters into the Transaction. As of April 6, 2000, which was the date the Company entered into the Purchase Agreement, 20% of the number of shares of Common Stock outstanding equaled 1,907,216 shares. As described below, because the conversion price of the Debentures varies based upon the market value of the Common Stock, and the exercise price of the Class B Warrants in some circumstances is 97% of the market value of the

Common Stock at the time of exercise, the conversion of the Debentures and exercise of the Class B Warrants could result in the issuance of more than 1,907,216 shares of Common Stock at a price less than the greater of book or market value.

      The Debentures and Class B Warrants provide that unless we obtain stockholder approval of this transaction, the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Class B Warrants at 97% of the market value of the Common Stock combined is limited to 1,907,121 (the "Issuable Maximum"). In addition, no Debentures may be sold under the Letter Agreement unless stockholder approval is obtained. The Company seeks approval of the issuance of more than 1,907,121 shares of Common Stock upon conversion of the Debentures and upon exercise of the Class B Warrants, including any Debentures issued pursuant to the Letter Agreement, in order to comply with the Nasdaq corporate governance standards. If we do not comply with the Nasdaq corporate governance standards, Nasdaq could delist our Common Stock from the Nasdaq National Market.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the issuance of a number of shares of Common Stock in excess of the Issuable Maximum. Broker non-votes with respect to this proposal will be treated as neither a vote "for" nor a vote "against" the proposal, although they will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote "against" the proposal because they represent shares present or represented at the meeting and entitled to vote on the proposal, thereby increasing the number of affirmative votes required to approve this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

PRIVATE PLACEMENT OF DEBENTURES AND WARRANTS

      This summary is qualified in its entirety by reference to the Transaction Documents, copies of which have been filed with the Securities and Exchange Commission as exhibits to the Company's Current Report on Form 8-K, filed April 21, 2000, and can also be obtained by writing to the Secretary, NeoTherapeutics, Inc., 157 Technology Drive, Irvine, California 92618.

      ISSUANCE OF DEBENTURES AND WARRANTS. On April 6, 2000 (the "Closing"), we entered into the Purchase Agreement, the Registration Rights Agreement and the Letter Agreement with Montrose Investments Ltd. and Strong River Investments Inc. Under the Purchase Agreement, we issued 5% subordinated convertible debentures in the aggregate principal amount of $10,000,000, Class B Warrants to purchase up to 4,000,000 shares of Common Stock and Class A Warrants to purchase up to 315,000 shares of Common Stock.

      DEBENTURES. The Debentures bear interest at the rate of 5% per annum, payable upon conversion or maturity, in cash or shares of Common Stock, and are convertible into Common Stock at the option of the holder at $20.25 per share for the first 90 days after the Closing. Thereafter, they are convertible at the option of the holder at the lesser of $20.25 per share or 101% of the average of the ten lowest closing bid prices of the Common Stock in the previous thirty trading days preceding conversion. Subject to certain conditions, the Debentures automatically convert on the fifth anniversary of issuance. In the event that the conversion price of the Debentures on any conversion date would be less than $14, we have the option upon such conversion to issue the number of shares that would have been issuable at a conversion price of $14, and pay cash for the number of additional shares of Common Stock that are issuable at the actual conversion price. In such event, the price per share of Common Stock that we would be required to pay in lieu of issuing the additional shares is equal to the market value of a share of Common Stock at that time. In addition, if the conversion price of the Debentures is less than $14, we have the right upon three days notice to prepay the outstanding principal amount of the Debentures with a 6% premium, provided that a holder may elect to convert the Debentures during the three day notice period.

      The Debentures are subject to mandatory prepayment of the outstanding principal amount plus a premium of at least 20% upon the occurrence of an event of default. An event of default includes (i) any failure to pay an amount when due under the Debenture; (ii) any breach of any other covenant, agreement or warranty contained in any of the Transaction Documents, if such breach is not cured within 5 days; (iii) any bankruptcy, insolvency or similar proceeding commenced with respect to the Company or any of its subsidiaries which remains undismissed for a period of 60 days, (iv) if the Company makes a general assignment for the benefit of its creditors, fails to pay its debts generally as they become due, or the Company or any of its subsidiaries calls a meeting of its creditors with a view to arranging a restructuring of its debts; (v) if the Company defaults under any debt obligation exceeding $100,000; (vi) if the Common Stock is delisted or suspended from trading for more than 5 consecutive days or 10 days in the aggregate; (vii) if the Company is party to any change of control transaction, sale of more than 33% of its assets or redemption or repurchase of more that $75,000 worth of its securities; (viii) if the Company fails to register the shares of Common Stock underlying the Debentures for resale within 180 days of the issuance of the Debentures; (ix) if the effectiveness of the registration statement covering the underlying shares of Common Stock lapses, or a holder of registrable securities is not permitted to resell securities under the registration statement for more than 5 consecutive days, or 10 days in the aggregate; (x) if an Event as defined in the registration rights agreement occurs and is not cured within 30 days; (xi) if the Company fails to deliver certificates to a holder within 12 days of a conversion of the debentures; or (xii) if the Company fails to deliver payment required as a result of a failure to timely deliver certificates upon a conversion with in 7 days.

      CLASS B WARRANTS. The Class B Warrants are exercisable for two years after the effectiveness of a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Class B Warrants, and may be redeemed by the Company at the redemption price of $.05 per underlying share redeemed. The Class B Warrants may be exercised by the holder within one day of delivery of a redemption notice at an exercise price equal to the lesser of $33.75 per share (subject to adjustment for stock splits, reverse splits and combinations) and 97% of the closing bid price of the Company's Common Stock on the trading day after the redemption notice is delivered. The Company may specify a floor exercise price in the redemption notice of not more than 90% of the closing bid price for the Common Stock on the trading day before the redemption notice is delivered, and if the exercise price would be lower than the specified floor price, the holder may either exercise at the specified floor price or treat the redemption notice as null and void. The Class B Warrants also may be exercised at the sole option of the holder at an exercise price of $33.75 per share (subject to adjustment for stock splits, reverse splits and combinations). The Company may not issue redemption notices for a number of underlying shares exceeding 15% of the average daily trading volume of the Common Stock for the two trading days preceding delivery of the redemption notice, or before the expiration of time for the exercise of the Class B Warrants in response to a previous redemption notice. The Company's right to deliver a redemption notice is subject to certain conditions, including: (i) the representations and warranties of the Company contained in the Purchase Agreement must be true and correct as of the date on which the redemption notice is delivered; (ii) the Company shall have complied with all obligations under the Transaction Documents required to be performed as of the date of delivery of the redemption notice; (iii) there must be a registration statement covering the resale of the shares issuable upon exercise of the Class B Warrants in effect;
(iv) no statue rule, regulation, executive order, decree, ruling or injunction shall be in effect which prohibits any of the transactions contemplated by the Transaction Documents; (v) no event or series of events which could reasonably be expected to adversely affect the validity or enforceability of the Transaction Documents, have a material adverse effect on the results of operations, assets, prospects or condition of the Company and its subsidiaries, taken as a whole, or adversely impair the Company's ability to timely perform its obligations under the Transaction Documents, shall have occurred, (vi) since the time of the issuance of the Class B Warrants, trading in the Common Stock shall not have been suspended for more than 5 consecutive days, or 10 days in aggregate; (vii) the Common Stock shall be trading on Nasdaq National Market, Nasdaq Small Cap Market, New York Stock Exchange or the American Stock Exchange;
(viii) no stockholder approval shall be needed to issue the number shares of Common Stock subject to the redemption notice; (ix) for the five trading days preceding delivery of the redemption notice, the average daily trading volume of the Common Stock shall be at least 20,000 shares, and the average closing bid price for the Common Stock on those days shall be at least $5.00; and (x) exercise of the Class B Warrants for the number of shares subject to the redemption notice shall not cause the holder to become the beneficial owner of 10% or more of the Company's outstanding Common Stock.

      CLASS A WARRANTS. The Class A Warrants are exercisable for five years at the exercise price of $19.672 per share. The Class A Warrants vest and become exercisable (i) for an aggregate of 115,000 shares of Common Stock upon issuance, (ii) for an additional one share for each 20 shares of Common Stock issued upon exercise of the Class B Warrants, up to a maximum of 150,000 shares for all Class A Warrants, (iii) for a number of additional shares of Common Stock equal to the difference between 50,000 and 1/20th of the number of shares of Common Stock subject to redemption notices issued by the Company under the Class B Warrants, if redemption notices covering fewer than 1,000,000 shares of Common Stock are issued prior to the expiration of the Class B Warrants, and
(iv) for an additional 50,000 shares of Common Stock if the Class B Warrants are canceled pursuant to the terms of the Registration Rights Agreement. Consequently, if the Company issues redemption notices under the Class B Warrants covering at least 1,000,000 shares of Common Stock, the maximum vesting under the Class A Warrants is 265,000 shares of Common Stock. The exercise price of the Class A Warrants is subject to adjustment in the event of stock splits, reverse stock splits or consolidations affecting the Common Stock or distributions of evidences of indebtedness or assets of the Company.

      LETTER AGREEMENT. The Letter Agreement provides for the issuance and sale of two additional tranches of Debentures and warrants five and 10 months after April 6, 2000, each at the option of either the Company or the investors. With respect to each tranche there is a ten-day period in which the option can be exercised. The investors may exercise their right to require the Company to sell the additional Debentures and warrants only on the first day of each option period, and the Company may exercise its right to require the investors to purchase the additional Debentures and warrants only during the remaining nine days of the relevant option period. Each additional tranche will consist of additional Debentures in a principal amount of up to the lesser of $10,000,000 or 10% of the market capitalization of the Common Stock on the date of issuance of the additional debentures, and additional warrants to purchase up to 115,000 shares of Common Stock. The maximum principal amount of the additional Debentures issued in each tranche will be reduced by the sum of (i) the aggregate exercise prices paid upon exercise of Class B Warrants prior to the issuance of the additional Debentures and (ii) the maximum aggregate exercise price that would have been paid upon the exercise of any portion of the Class B Warrants that has been redeemed prior to the issuance of the additional Debentures. For the second tranche, no reduction will be made for exercises or redemptions counted towards the reduction of the first tranche. In addition, if the Class B Warrants are canceled in accordance with the Registration Rights Agreement, the investors may only require the Company to sell up to $5,000,000 principal amount of additional Debentures in each tranche.

      The additional Debentures will be identical in form to the original debentures, except that if the Company exercises the option to sell the additional debentures, the maximum conversion price will be equal to 120% of the closing bid price of the Common Stock on the day the additional Debentures are issued, and if the investors exercise the option to purchase the additional debentures, the conversion price will be fixed at $20 per share, and will not vary with the market value of the Common Stock. The additional warrants will be identical in form to the Class A Warrants, except that they will have an exercise price equal to 125% of the closing bid price of the Common Stock on the day the additional warrants are issued, and the additional warrants will be fully vested upon issuance.

      The obligation of the investors to purchase additional Debentures is subject to the following conditions: (i) the representations and warranties of the Company contained in the Purchase Agreement must be true and correct as of the date of issuance of the additional Debentures; (ii) the Company shall have complied with all obligations under the Transaction Documents required to be performed as of the date of issuance of the additional Debentures and no Event as defined in the registration rights agreement have occurred and not been cured; (iii) a registration statement covering the resale of the shares of Common Stock issuable upon conversion or exercise of Debentures and warrants previously issued shall have been effective for at least one month prior to the issuance of the additional Debentures and warrants; (iv) no statue rule, regulation, executive order, decree, ruling or injunction shall be in effect which prohibits any of the transactions contemplated by the Transaction Documents; (v) no event or series of events which could reasonably be expected to adversely affect the validity or enforceability of the Transaction Documents, have a material adverse effect on the results of operations, assets, prospects or condition of the Company and its subsidiaries, taken as a whole, or adversely impair the Company's ability to timely perform its obligations under the Transaction Documents shall have occurred; (vi) since April 6, 2000, trading in the Common Stock shall not have been suspended for more than 5 consecutive days, or 10 days in aggregate; (vii) the Common Stock shall be trading on Nasdaq National Market, and shall not have been delisted for more than 5 consecutive days, or 10 days in aggregate; (viii) the Company shall have reserved sufficient shares of Common Stock for issuance upon conversion or exercise of the additional Debentures and warrants to be issued; (ix) the Company shall have timely complied with its exercise, conversion and delivery obligations with respect to the previously issued Debentures and warrants; and (x) the transaction shall have been approved by the Company's stockholders.

      REGISTRATION RIGHTS. The Registration Rights Agreement requires us to use our best efforts to cause a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Class A and Class B Warrants to become effective within 90 days after the closing of the transaction. The Company is subject to certain penalties for failure to comply with the time limits set forth in the Registration Rights Agreement. The Company and the investors each have the right to terminate the Class B Warrants if the Securities and Exchange Commission refuses to declare effective a registration statement because the registration statement covers shares of Common Stock issuable upon exercise of the Class B Warrants, or if the Securities and Exchange Commission deems a portion of the offering of securities pursuant to the registration statement to be a primary offering by the Company. In addition, the Company has the right to terminate the Class B Warrants if it reasonably believe that the inclusion of shares of Common Stock issuable upon exercise of the Class B Warrants in the registration statement will prevent it from becoming effective within 90 days after the closing of the issuance and sale of the Debentures, Class A Warrants and Class B Warrants.

EFFECT ON OUTSTANDING COMMON STOCK

      The issuance of Common Stock upon conversion of the Debentures and exercise of the Class A Warrants and Class B Warrants will have no effect on the rights or privileges of existing holders of Common Stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance.

      As noted above, the exact number of shares of Common Stock issuable upon conversion of the Debentures, or upon exercise of the Class A Warrants and Class B Warrants, cannot be determined at this time, and may vary with the market price of the Common Stock and the amount of Class B Warrants redeemed. The extent of such dilution depends on the future market price of the Common Stock, the timing of conversion of the Debentures, the extent to which the Class B Warrants are exercised or redeemed, the extent to which the Class A Warrants are exercised and the extent to which additional tranches of Debentures are sold pursuant to the Letter Agreement. The potential effects of any such dilution on the existing stockholders of the Company include the significant dilution of the current stockholders' economic and voting interests in the Company.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

      The terms of the Debentures and the Class B Warrants provide that the Company cannot issue more than the Issuable Maximum number of shares upon conversion of the Debentures or exercise of the Class B Warrants in response to a redemption notice, and no Debentures may be sold pursuant to the Letter Agreement, unless and until stockholder approval of such issuances is obtained. If the stockholder approval sought hereby is not obtained, the Company may be required to pay cash in lieu of issuing shares upon conversion of the Debentures in an amount equal to the principal amount that would otherwise be converted, plus a premium of at least 20%. In addition, the Company's ability to access capital under the Class B Warrants and the Letter Agreement will be limited, as well as the Company's ability to raise capital in future private placement transactions at a price less than the greater of book or market value.

      IF THE STOCKHOLDER APPROVAL SOUGHT HEREBY IS NOT OBTAINED AND THE COMPANY IS REQUIRED TO PAY CASH UPON CONVERSION OF THE DEBENTURES, THERE CAN BE NO ASSURANCE THAT THE COMPANY WOULD HAVE AVAILABLE CASH RESOURCES TO SATISFY SUCH OBLIGATIONS. IF THE COMPANY DOES HAVE CASH RESOURCES AVAILABLE TO SATISFY SUCH OBLIGATION, SUCH PAYMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S FINANCIAL CONDITION AND ABILITY TO IMPLEMENT ITS BUSINESS STRATEGY. IN ADDITION, ANY DELAY IN PAYMENT OF THE OBLIGATION WILL CAUSE INTEREST TO ACCRUE ON SUCH AMOUNT AT THE RATE OF EIGHTEEN PERCENT PER ANNUM UNTIL PAID.

INTERESTS OF CERTAIN PERSONS


Neither of the purchasers of the Debentures, Class A Warrants and Class B Warrants, nor any of their affiliates, is a director or executive officer of the Company. As of April 21, 2000, Montrose Investments Ltd. is the beneficial owner of 7.5% of the outstanding Common Stock of the Company and Strong River Investments Inc. is the beneficial owner of 6.7% of the outstanding Common Stock of the Company.


                                   PROPOSAL 5

                     INCREASE IN THE NUMBER OF SHARES IN THE
                 NEOTHERAPEUTICS, INC. 1997 STOCK INCENTIVE PLAN

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 1,250,000 to 2,000,000. As of April 17, 2000, there were available for issuance under the 1997 Plan approximately 354,400 shares of Common Stock. The additional 750,000 shares will be reserved for future use by being offered to individuals who meet the qualifications for participation in the 1997 Plan. The Board of Directors believes that the proposed amendment to increase the number of shares of Common Stock authorized under the 1997 Plan is necessary to continue the effectiveness of the 1997 Plan in achieving the Company's objective to attract, motivate and retain the services of qualified employees, officers and directors (including non-employee officers and directors), consultants and other service providers. The Board of Directors believes that the successful development of the Company's business largely depends on the judgment, initiative and efforts of such individuals, and that stock options provide an opportunity to participate in the success and increased value of the Company.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

      Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the increase in the number of shares in the 1997 Plan. Broker non-votes with respect to this proposal will not be counted for determining whether this proposal is approved. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

DESCRIPTION OF THE 1997 PLAN

      The following description of the principal features of the 1997 Plan is qualified in its entirety by reference to the text of the 1997 Plan, a copy of which can be obtained free of charge by writing to the Secretary, NeoTherapeutics, Inc., 157 Technology Drive, Irvine, California 92618.

      The 1997 Plan as originally adopted authorized up to 500,000 shares of Common Stock for issuance. The stockholders subsequently approved an amendment to the 1997 Plan at the 1999 Annual Meeting of Stockholders to increase the number of shares of Common Stock authorized for issuance to a total of 1,250,000. If the current amendment is approved, the total authorized shares of Common Stock would be 2,000,000, subject to adjustment in the number of outstanding shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 1997 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options and rights to purchase shares of Common Stock ("Purchase Rights"). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries. Nonqualified stock options and Purchase Rights may be granted to employees of the Company and its subsidiaries, non-employee directors and officers, consultants and other service providers. As of April 17, 2000, approximately 43 persons were eligible to participate in the 1997 Plan.

      The Board of Directors, or a committee consisting of two or more members of the Board of Directors, administers the 1997 Plan (the "Administrator"). The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The Administrator has the full power and authority to interpret the 1997 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1997 Plan, and adopt, amend and rescind rules relating to the 1997 Plan. The term of options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). The option exercise price for each share granted pursuant to a nonqualified stock option may not be less than 85% of the fair market value of a share of Common Stock at the time such option is granted. The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of the Company). There is no minimum purchase price for shares of Common Stock purchased pursuant to a Purchase right, and any such purchase price shall be determined by the Administrator. The maximum number of shares for which options or Purchase Rights may be granted to any one person during any one calendar year under the 1997 Plan is 100,000. The aggregate fair market value of the Common Stock (determined as of the date of grant) with respect to which incentive stock options granted under the 1997 Plan or any other stock option plan of the Company become exercisable for the first time by any optionee during any calendar year may not exceed $100,000. The exercisability of options outstanding under the 1997 Plan will accelerate upon a change in control of the Company, regardless of whether the options are assumed or new options are issued by the successor corporation.

      The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by check, by the delivery of shares of Common Stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of the Company to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or by any combination of the foregoing methods of payment. In addition, the option price for options granted under the 1997 Plan may be made by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company, or any combination of the foregoing methods of payment.

      Neither options nor Purchase Rights granted under the 1997 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by the Company, and therefore these share may not be sold, assigned, pledged or transferred until such time as the Company no longer has the right to reacquire any such shares.

      The Board of Directors may alter, amend, suspend or terminate the 1997 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option or Purchase Right may not be effected without such person's consent. Unless sooner terminated by the Board of Directors, the 1997 Plan will terminate on May 2, 2007.

      The Administrator shall determine who may be selected to receive option or Purchase Rights under the 1997 Plan, and shall determine the number of options or Purchase rights that may be granted to any individual. The following table contains information concerning certain stock options granted under the 1997 Plan during the year ended December 31, 1999:

                                                                WEIGHTED AVERAGE
                                                                 EXERCISE PRICE               NUMBER OF
NAME AND POSITION                                                   ($/SHARE)                  SHARES
-----------------                                               ----------------              ---------
Alvin J. Glasky, Ph.D., Chairman of the Board,                        $10.60                   275,000
Chief Executive Officer and President

Stephen Runnels, Executive Vice President                             $12.19                    10,000

Samuel Gulko, Chief Financial Officer, Secretary                      $11.06                    60,000
and Treasurer

All Current Executive Officers as a Group (5 persons)                 $ 9.61                   385,000

Non-Executive Director Group (8 persons)                              $12.22                    92,000

Non-Executive Officer Employee Group (35 persons)                     $12.19                    66,500

----------

* As of April 17, 2000, the market value of the Company's Common Stock as reported by the Nasdaq Stock Market was $13.00 per share.

FEDERAL INCOME TAX CONSEQUENCES

      The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

      Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in the alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain realized by an optionee upon the sale of the stock issued upon exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the stock within two years after the date of grant of the option or within one year after the date of exercise. In such event the difference between the option exercise price and the fair market value of the shares on the date of the optionee's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

      Nonqualified Stock Options. The recipient of a nonqualified stock option will not realize taxable income upon the grant of the option, nor will the Company be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company may be required to withhold taxes on the ordinary income realized by an optionee upon exercise of nonqualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining gain or loss on any subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

      Purchase Rights. The recipient of restricted stock pursuant to a Purchase Right will not cause a recipient to realize taxable income until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the recipient makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of such shares on the date of purchase. If no
Section 83(b) election is made or if repurchase rights are retained, the recipient will realize taxable income on each date that the recipient's ownership rights vest (i.e., when the Company no longer has the right to repurchase all or a portion of the shares). The recipient will recognize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the recipient is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the date that ordinary income is recognized for shares which vest within six months of purchase date shall be deferred to six months from the date of purchase.

                                   PROPOSAL 6

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Arthur Andersen LLP to continue as the Company's independent public accountants for the year ending December 31, 2000, and to audit the books and accounts of the Company for that year, subject to ratification of its selection by the stockholders at the Annual Meeting. Arthur Andersen LLP has served as the independent accountants of the Company since 1989. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if they so desire.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

      Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of Stockholders and inclusion in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 31, 2000 in order to be considered for inclusion in the Company's proxy statement relating to such meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

      Rule 14a-4(C)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. Rule 14A-4(C)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussions of the matter in the proxy statement.

      With respect to the Company's 2000 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 12, 2000, the Company will be allowed to use its discretionary voting authority if such proposal is raised at the meeting.

                                  OTHER MATTERS

      The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

      The financial information included in the Company's Annual Report to Stockholders which is being mailed to each stockholder with this Proxy Statement, is hereby incorporated by reference.


May 5, 2000                         By Order of the Board of Directors


                                    Samuel Gulko
                                    Secretary

                                                                      APPENDIX A


                             [NEOTHERAPEUTICS LOGO]

                              NEOTHERAPEUTICS, INC.

                                 AUDIT COMMITTEE
                               CHARTER AND POWERS

RESOLVED, that the charter and powers of the Audit Committee of the Board of Directors ("the Audit Committee") shall be as set forth below:

I.     PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders and investment community by: overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.
Therefor, the Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

2. Review and appraise the audit efforts of the Company's independent accountants and the Company's internal staff.

3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

4.    Provide and monitor the Company's Code of Conduct.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities listed below in Section IV of this Charter.

II.     COMPOSITION

The Audit Committee shall be comprised of three or more directors determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside.

The members of the Committee and the Chair shall be elected by the Board at the first Board meeting following the annual shareholders' meeting, or until their successors shall be duly elected and qualified.

III.     MEETINGS

The Committee shall meet at least four times annually, inclusive of telephonic meetings, or more frequently as circumstances dictate. Special meetings may be called by the Chair or at the request of the independent accountants. As part of its job to foster open communications, the Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should confer with the independent accountants and management quarterly to review the Company's financials, consistent with IV below.

IV.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Meet and Review Documents/Reports

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review, rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing. The Chair may represent the entire Committee for purposes of this review.

4. Report through the Chair to the Board of Directors following meetings of the Audit Committee.

5. Maintain minutes or other records of meetings and activities of the Audit Committee.

6.    Monitor the Company's Code of Conduct.

Independent Accountants

7. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

8. Review the performance of the independent accountants and recommend to the Board any discharge of the independent accountants when circumstances warrant.

9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

10. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

11. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied to financial reporting.

12. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

13. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

14. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

15. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

17. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

18. Review management's monitoring of the Company's compliance with the Code of Conduct, to assure that management has the proper review system in place to guarantee that the Company's financial statements, reports and other financial information -- disseminated to the government and the public -- satisfy legal requirements.

19. Review with the Company's counsel, legal compliance matters including corporate securities trading policies.

20. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

21. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                         ANNEX 1

                              NEOTHERAPEUTICS, INC.

                            1997 STOCK INCENTIVE PLAN

         This 1997 STOCK INCENTIVE PLAN (the "Plan") is hereby established by NeoTherapeutics, Inc. (the "Company"), and adopted by its Board of Directors as of the 2nd day of May, 1997, as amended on March 19, 1999 and March 24, 2000 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

         1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                  DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings indicated:

         2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

         2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

         2.3 BOARD. "Board" means the Board of Directors of the Company.

         2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (v) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

         2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

         2.7 COMMON STOCK. "Common Stock" means the Common Stock, no par value, of the Company, subject to adjustment pursuant to Section 4.2 hereof.

         2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

         2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

         2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

         2.11 FAIR MARKET VALUE. "Fair Market Value" on any given date means the value of one share of Common Stock, determined as follows:

              (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

              (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

              (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

         2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

         2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

         2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

         2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

         2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

         2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

         2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

         2.20 OPTIONEE. "Optionee" means a Participant who holds an Option.

         2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

         2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

         2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

         2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

         2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

         2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

         2.27 10% SHAREHOLDER. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3.

                                  ELIGIBILITY

         3.1 INCENTIVE OPTIONS. Officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

         3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other key employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

         3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Options or Rights to Purchase in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 100,000 shares.

                                   ARTICLE 4.

                                  PLAN SHARES

         4.1 SHARES SUBJECT TO THE PLAN. A total of 2,000,000 shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

         4.2 CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                    OPTIONS

         5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each

Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

         5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

         5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         5.4 TERM AND TERMINATION OF OPTIONS. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

         5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

         5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

         5.7 NONTRANSFERABILITY OF OPTIONS. No Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

         5.8 RIGHTS AS SHAREHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

         6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

         6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

         6.3 PAYMENT OF PURCHASE PRICE. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         6.4 RIGHTS AS A SHAREHOLDER. Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a shareholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

         6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

         6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

         6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

         6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

         7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

         7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements;
(e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

         7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                               CHANGE IN CONTROL

         8.1 CHANGE IN CONTROL. In order to preserve a Participant's rights in the event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options, Rights to Purchase and Restricted Stock shall automatically accelerate immediately prior to the consummation of such Change in Control, and (ii) with respect to Options and Rights to Purchase, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option or Right to Purchase for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Participant would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Right to Purchase had the Option or Right to Purchase been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option or the Purchase Price under such Right to Purchase, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   ARTICLE 9.

                     AMENDMENT AND TERMINATION OF THE PLAN

         9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

         9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10.

                                TAX WITHHOLDING

         10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11.

                                 MISCELLANEOUS

         11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

         11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

         11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

PROXY                        NEOTHERAPEUTICS, INC.
                              157 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEOTHERAPEUTICS,
                                      INC.

   The undersigned hereby appoints Dr. Alvin J. Glasky and Samuel Gulko, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of NEOTHERAPEUTICS, INC. which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held at the Company's corporate headquarters located at 157 Technology Drive, Irvine, California, 92618 on June 12, 2000, at 3:30 P.M., and at any and all adjournments or postponements thereof, as follows:

1.   Election of Class II Directors:
     [ ]  FOR all nominees listed below (except as indicated to the     [ ]
          contrary below)
   Samuel Gulko, Eric L. Nelson, Ph.D., Paul H. Silverman, Ph.D., D.Sc.
2.   Election of Class III Directors:
     [ ]  FOR all nominees listed below (except as indicated to the     [ ]
          contrary below)
       Alvin J. Glasky, Ph.D., Ann C. Kessler, Ph.D., Armin Kessler
 (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

1.
     WITHHOLD AUTHORITY to vote for all nominees listed below
       Samuel Gulko, Eric L. Nelson, Ph.D., Paul H. Silverman,
                             Ph.D., D.Sc.
2.
     WITHHOLD AUTHORITY to vote for all nominees listed below
     Alvin J. Glasky, Ph.D., Ann C. Kessler, Ph.D., Armin Kessler
 (I      (INSTRUCTIONS: To withhold authority to vote for any
       nominee, print that nominee's name in the space provided
                                below.)

3. Proposal to approve the issuance of common stock and warrants pursuant to a financing transaction:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. Proposal to approve the issuance of common stock pursuant to conversion rights under a convertible debenture and warrant financing transaction:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. Proposal to approve an increase in the number of shares of common stock issuable under the 1997 Stock Incentive Plan by 750,000:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

6. Proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

   This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR each of proposals 3, 4, 5 and 6.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from reverse side)

    This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated May 5, 2000.

                                                         Dated: , 2000

                                                         -----------------------
                                                                Signature

                                                         -----------------------
                                                            Signature if held
                                                                 jointly

                                                         Please date this Proxy
                                                         and sign it exactly as
                                                         your name or names
                                                         appear hereon. When
                                                         shares are held by two
                                                         or more persons, both
                                                         should sign. When
                                                         signing as an attorney,
                                                         executor,
                                                         administrator, trustee
                                                         or guardian, please
                                                         give full title as
                                                         such. If shares are
                                                         held by a corporation,
                                                         please sign in full
                                                         corporate name by the
                                                         President or other
                                                         authorized officer. If
                                                         shares are held by a
                                                         partnership, please
                                                         sign in partnership
                                                         name by an authorized
                                                         person. If your address
                                                         is incorrectly shown,
                                                         please print changes.

   Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

          [ ] I/we plan to attend the Annual Meeting of Stockholders.